                                                                EXHIBIT 10(d)(4)

                                 INVESTMENT AND
                               SECURITY AGREEMENT


       THIS INVESTMENT AND SECURITY AGREEMENT, dated effective as of September 6, 1996 (the "Effective Date"), is made by and among Gerald McMillan, a resident of the State of Texas ("Pledgor"), whose address is 6331 Pine View, Dallas, Texas 75248, ErgoBilt, Inc., a Texas corporation ("Debtor"), and Summit Partners Management Co., a Texas corporation ("Secured Party"). Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings assigned in the Note.

       WHEREAS, Debtor and BodyBilt Seating, Inc., a Texas corporation ("BodyBilt") among others, have entered into an Agreement and Plan of Merger (the "Merger Agreement");

       WHEREAS, Pledgor and BodyBilt entered into that certain Employment Agreement dated January 1, 1993 (the "Employment Agreement"), pursuant to which Pledgor has certain rights to receive a commission upon the sale of BodyBilt, as amended by the Termination Agreement of the Employment Agreement effective July 31, 1994 between Pledgor and BodyBilt and the Conditional Release of Commission executed by Pledgor and BodyBilt on May 23, 1996 (collectively, as heretofore and from time to time hereafter amended, the "Contract");

       WHEREAS, Debtor has executed, as maker, the Convertible Promissory Note dated of even date herewith payable to Secured Party in the original principal amount of $500,000 (the "Note");

       WHEREAS, Debtor, Secured Party, Pledgor and BodyBilt desire that Pledgor grant to Secured Party a security interest in all of Pledgor's right, title and interest with respect to only the initial $500,000 which may be or become due and payable under the Contract (the "Collateral") to secure the Note and no other right, title or interest under the Contract shall be subject to this Agreement;

       WHEREAS, Pledgor acknowledges that Pledgor will receive a direct and substantial benefit as a result of the loan evidenced by the Note and the transactions related thereto and agrees to grant such security interest in the Collateral in consideration for and as an inducement to Secured Party to make the loan evidenced by the Note;

       NOW THEREFORE, in consideration of the Note and the related transactions and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor, Pledgor and Secured Party agree as follows:

       Section 1. Grant of Security Interest. For value received and as collateral security for the Secured Indebtedness (hereinafter defined), Pledgor hereby grants to Secured Party a security interest, lien and mortgage in and to, and agrees and acknowledges that Secured Party has, and shall continue to have, a security interest, lien and mortgage in and to, and assigns to Secured Party its right, title and interest in the Collateral (as defined in the recitals herein).
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       Section 2.  Indebtedness Secured.  The security interest and assignment of rights contained herein is granted to secure the payment and performance of indebtedness arising in connection with, or evidenced by, the Note and all renewals, extensions and modifications of such indebtedness or any part thereof; provided, however, that in no event shall the amount of such indebtedness secured hereby exceed $500,000 (the "Secured Indebtedness").

       Section 3.  Pledgor's Warranties and Representations.

       Pledgor represents and warrants to Secured Party that:

              (a) Pledgor has full power and authority to execute, deliver and perform this Agreement.

              (b) The Collateral is free and clear of all liens and other adverse claims of any nature, and Pledgor has good and marketable title to such Collateral;

              (c)    The residence of Pledgor is Dallas County, Texas;

              (d) The Contract is valid, binding and enforceable in accordance with its terms, and the enforcement thereof is not subject to any defense, counterclaim, set off or right of recoupment;

              (e) Except the consent of BodyBilt, no consent or approval of any person, arbitrator, governmental body or regulatory agency is necessary to effect the validity of the rights hereunder;

              (f) No financing statement covering the Collateral or any part thereof has been filed with any filing officer; and

              (g) All of the representations and warranties made by Pledgor in all instruments and documents evidencing and securing the Secured Indebtedness or any part thereof, including, without limitation, this Agreement, are true and correct in all material respects.

       Section 4.  Pledgor's Covenants and Agreements.

       Pledgor covenants and agrees with Secured Party that:

              (a) Pledgor shall, at its expense, make, procure, execute and deliver such financing statement or statements, or amendments thereof or supplements thereto, and take such other actions as Secured Party may from time to time require in order to preserve and protect the security interest hereby granted and to comply with Chapter 9 of the Uniform Commercial Code, as amended, as adopted in the State of Texas (or any successor statute) (the "Code"). In the event, for any reason, that the law of any jurisdiction other than the State of Texas becomes or is applicable to the Collateral, or any part thereof, or to any of the Secured Indebtedness, Pledgor agrees to execute and deliver all such instruments and to do






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       all such other things as may be necessary or appropriate to preserve, protect and enforce the security interest or lien of Secured Party, under the law of such other jurisdiction, to at least the same extent as such security interest would be protected under the Code;

              (b) Until the termination of this Agreement, Pledgor will not execute and there will not be on file in any public office any financing statement or statements creating or evidencing a security interest or lien covering any of the Collateral, except as may have been or may hereafter be granted to Secured Party, and Pledgor further agrees that it will keep the Collateral free from any lien, or any other legal or equitable process, or any encumbrance of any kind or character;

              (c) Pledgor shall take all necessary steps to obtain, preserve, perfect, defend and enforce the security interest in and assignment of any of the Collateral and to preserve, defend, enforce and collect the Collateral;

              (d) The Collateral shall not be assigned or disposed of by Pledgor without the prior written consent of Secured Party. Pledgor will not amend, modify, release, postpone or change the Contract, or any part thereof, without the prior written consent of Secured Party. Pledgor shall promptly furnish to Secured Party any writing relating to any of the Collateral; and

              (e) Pledgor will give Secured Party thirty days' prior written notice of any change in Pledgor's residence and will immediately notify Secured Party of any change occurring in or to the Collateral, of any change in any fact or circumstance warranted or represented by Pledgor to Secured Party, or if any Event of Default (hereinafter defined) occurs.

       Section 5. Representations and Warranties of Debtor. Debtor represents and warrants as set forth below.

              (a) Due Organization. Debtor is duly incorporated, validly existing and in good standing under the laws of its state of incorporation, having Articles of Incorporation, as amended, and Bylaws (all terms of which are in full force and effect) as previously furnished to Secured Party. Except where the failure to so qualify would not have a material adverse effect on Debtor, Debtor is duly qualified to conduct business as proposed and is in good standing as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualification.

              (b) Authority of Debtor. Debtor has full power and authority to enter into this Agreement, the Note, and the Merger Agreement and to carry out the provisions contained herein and therein, and Debtor has taken all corporate action necessary for the execution and performance of each of the above-named documents and each document above-named will constitute a valid and binding obligation of Debtor enforceable in accordance with its respective terms when executed and delivered.





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              (c)    Capitalization of Debtor.  Debtor has authorized capital
       stock of 20,000,000 shares of Common Stock, par value $0.10 per share, of which, as of the Effective Date, 3,400,000 shares are issued and outstanding. All of the issued and outstanding shares of Common Stock were duly and validly issued and are fully paid and non-assessable.
       None of the outstanding shares of Common Stock have been issued in violation of any preemptive rights of the current or past stockholders of Debtor. There are no outstanding options, warrants or rights to subscribe for, cause, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Debtor or contracts, commitments, understandings or arrangements by which Debtor is or may be obligated to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock other than those in favor of the Secured Party.

              (d) Non-Contravention. Debtor is not in breach of, default under, or in violation of, to the extent the same would have a material adverse effect on Debtor, any applicable law, decree, order, rule or regulation or any indenture, contract, agreement, deed, lease, loan agreement, commitment, bond, note, deed of trust, restrictive covenant, license or other instrument or obligation to which Debtor is a party or by which Debtor is bound or to which any of Debtor's assets are subject; the execution, delivery and performance of this Agreement will not constitute any such breach, default or violation or require consent or approval of any court, governmental agency or body except as contemplated herein.

       Section 6. Debtor's Covenants and Agreements. Debtor covenants and agrees with Secured Party that, so long as the Note is outstanding:

              (a) Payment of Principal and Accrued Interest. Debtor will duly and punctually pay or cause to be paid the principal amount of the Note, together with interest accrued thereon from the date thereof to the date of payment, in accordance with the terms thereof.

              (b) Corporate Existence. Debtor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises.

              (c) Taxes; Claims; etc. Debtor will promptly pay and discharge all lawful taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits, or upon any of its properties, real, personal, or mixed, before the same shall become in default, as well as all lawful claims for labor, materials, and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that Debtor shall not be required to pay or cause to be paid any such tax, assessment, charge, levy, or claim prior to institution of foreclosure proceedings if the validity thereof shall concurrently be contested in good faith by appropriate proceedings and if Debtor shall have established reserves deemed by Debtor adequate with respect to such tax, assessment, charge, levy, or claim.





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              (d)    Maintenance of Existence and Properties.  Debtor will keep its properties in good repair, working order, and condition, ordinary wear and tear excepted, and from time to time will make all needful and proper repairs, renewals, replacements, extensions, additions, betterments, and improvements thereto, so that the business carried on may be properly conducted at all times in accordance with prudent business management.

              (e) Notice of Defaults. Debtor will promptly notify Secured Party in writing of the occurrence of any Event of Default under the Note.

              (f) Covenant Regarding Capitalization. Debtor will maintain its authorized capital stock as set forth in Section 5(c) above and will not alter such authorized capital stock without the prior written consent of Secured Party.

              (g) New Debt. Without prior written consent from Secured Party which shall not be unreasonably withheld, Debtor will not incur any indebtedness for borrowed money in the aggregate outstanding principal amount in excess of $250,000; provided that if Debtor elects to pay a portion of the merger consideration (with respect to the merger transaction contemplated under the terms of the Merger Agreement) in borrowed funds, Secured Party agrees that no such consent shall be required so long as the portion of the indebtedness evidenced by the Note to be paid in cash is paid concurrently with the consummation of such merger transaction as contemplated under the terms of the Note.

              (h) Limitation on Distributions. Without prior written consent from Secured Party which shall not be unreasonably withheld, Debtor will not (a) declare or pay any dividends in cash or property on any shares of its capital stock, (b) make any other distributions in cash or property with respect to any shares of its capital stock, or (c) make any payment on account of the purchase, redemption or other acquisition or retirement of any shares of Debtor's capital stock, or
       (d) return any capital to its shareholders, except that Debtor may declare and deliver stock dividends.

              (i) Limitation on Prepayment of Indebtedness. Debtor will not prepay any of its indebtedness (other than the Secured Indebtedness) nor will Debtor sell, assign or otherwise dispose of any of its properties (whether now owned or hereafter acquired) to any person for consideration including, in whole or in part, the exchange, cancellation, payment or discharge of Debtor's indebtedness (other than the Secured Indebtedness).

              (j) Transactions with Officers, Directors, Shareholders and Affiliates. Debtor will not enter into any transaction with any director, officer, shareholder, employee or affiliate, other than payment of officers' salaries, directors' fees and consulting fees to officers or prospective officers, except for transaction for purchase, sale or exchange of property or rendering of any service in the ordinary course of and pursuant to the reasonable requirements of Debtor's business and upon fair and reasonable terms no less favorable to Debtor than Debtor would obtain in a comparable arm's length transaction with a person not an affiliate.





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              (k)    Sale or Discount of Accounts.  Debtor shall not discount
       or sell with recourse any of its notes receivables or accounts receivable, other than customary discounts to account obligors for prompt payment of accounts arising in the ordinary course of business.

              (l) Limitation on Investments. Except with respect to the Debtor's proposed acquisition of Metamorphis, Inc. and except with respect to the transactions related to the Merger Agreement, Debtor shall not make or have outstanding any cash investments in excess of $250,000 in the aggregate, whether by means of share purchase, loan, advance, extension of credit, capital contribution or otherwise, in any person, the guaranty of indebtedness of any person, or the subordination of any claim against any person to other indebtedness of such person without prior written consent from Secured Party which shall not be unreasonably withheld.

              (m) Limitation on Mergers and Sale of Assets. Except with respect to investments and acquisitions permitted under paragraph (l) immediately preceding above and pursuant to the Merger Agreement, Debtor will not consolidate or merge with or into, or sell, convey, transfer or lease in a single transaction or series of related transactions, any substantial part of its assets to, any person or entity, or make any material change in the nature of its business as conducted on the date of this Agreement; provided, however, that Debtor shall not be precluded from entering into any agreements in contemplation of any of the foregoing set forth in this paragraph (m).

       Section 7.  Events of Default.

       Pledgor shall be in default under this Agreement upon the happening of any of the following events or conditions (hereinafter called an "Event of Default"):

              (a)    An Event of Default under the Note shall occur;

              (b) The ownership of the Collateral, or any legal or equitable interest therein, becomes vested in a person or entity other than Pledgor;

              (c) Secured Party's liens in the Collateral should become unenforceable, or cease to be first priority liens;

              (d) Default is made in the due observance or performance by the Pledgor or Debtor of any of the covenants or agreements contained herein;

              (e) Any statement, warranty or representation by or on behalf of Pledgor or Debtor contained in this Agreement or in any other instrument or certificate furnished in connection with this Agreement, proves to have been materially incorrect as of the date made or deemed made;

              (f) Default is made in the due observance or performance by BodyBilt or Pledgor of any of the covenants or agreements contained in the Contract;





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              (g)    Debtor, Pledgor or BodyBilt shall generally not pay its or his debts as they become due or shall admit in writing its or his inability to pay its or his debts, or shall make any general assignment for the benefit of creditors;

              (h) Debtor, Pledgor or BodyBilt shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or him or its or his debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or him for all or any substantial part of its or his property;

              (i) Debtor or BodyBilt shall take any corporate action to authorize any of the actions set forth above in paragraphs (g) or (h) above;

              (j) Any case, proceeding or other action against Debtor, Pledgor or BodyBilt shall be commenced seeking to have an order for relief entered against it or him as debtor, seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or him or its or his debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or similar official of it or him or for all or any substantial part of its or his property, and any such case, proceeding or other action (i) results in the entry of any order for relief against it or him which is not fully stayed within seven (7) business days after the entry thereof or (ii) remains undismissed for a period of sixty (60) business days; or

              (k) Failure of Debtor, Pledgor or BodyBilt to pay any money judgment against it or him before the expiration of ten (10) days after such judgment becomes final and no longer appealable.

       Section 8.  Secured Party's Rights and Remedies.

              (a)    Secured Party, at any time, after an Event of Default:

                     (i) may, at the sole option of Secured Party, discharge taxes, liens and interest, perform or cause to be performed, for and on behalf of Pledgor, any actions and conditions, obligations or covenants which Pledgor has failed or refused to perform, and may pay for the repair, maintenance or preservation of any of the Collateral, and may do all other things deemed necessary by Secured Party to perfect the security interest granted hereby and to preserve, collect, enforce and protect the Collateral, and may exercise all rights of Pledgor in the Collateral, and Pledgor hereby appoints Secured Party its attorney-in-fact for such purposes, and all sums expended therefor, including, but limited to, attorneys' fees, court costs, agents' fees or commissions, or any other costs or expenses, shall become part of the Secured Indebtedness, shall bear interest from the date of payment at the highest lawful rate and shall be payable at the place designated for payment of the Secured Indebtedness and shall be secured by this Agreement;





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                     (ii)   may, in its sole discretion, to the extent
              permitted by law, require Pledgor to give possession or control of the Collateral to Secured Party; endorse as Pledgor's agent any instruments, documents, or accounts relating to the Collateral; take control of the Collateral or proceeds thereof, including, without limitation, stock, stock or cash dividends or stock splits, and use cash proceeds to reduce any part of the Secured Indebtedness; exchange any of the Collateral for any other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms as Secured Party may determine; and may require Pledgor to use its best efforts to cause the issuer of the Collateral to register any or all of the Collateral under applicable securities laws, at the expense of Pledgor or such issuer;

                     (iii) may, in its sole discretion, in its own name or the name of Pledgor, notify BodyBilt to make all payments due or to become due under the Contract directly to Secured Party, or such other person or officer as Secured Party may require, whereupon the power and authority of Pledgor to collect the same shall be deemed to be immediately revoked and terminated; and

                     (iv) may, in its sole discretion, take all steps, actions, suits or proceedings deemed by Secured Party necessary or desirable to enforce the Contract.

              (b) In the event of the occurrence of any Event of Default, Secured Party may, at its option, in addition to the rights and remedies provided in Section 8(a) hereof, without demand, presentment, notice of intention to accelerate, notice of acceleration or any other notice (which are fully waived), take possession and dispose of all or any portion of the Collateral, to the extent permitted by law, at public or private sale, as a unit or in parcels, upon any terms and prices and in any order, free from any claim or right of any kind including any equity of redemption of Pledgor, ANY SUCH DEMAND, RIGHT OR EQUITY BEING EXPRESSLY WAIVED AND RELEASED. Upon Secured Party's demand, Pledgor will take all steps necessary to prepare the Collateral for and otherwise assist in any proposed disposition of the Collateral; and assemble the Collateral and make it available to Secured Party at a reasonably convenient location. Any disposition of the Collateral may be made by way of one or more contracts.

              (c)    In addition:

                     (i) Secured Party shall not be liable for any act or omission on the part of Secured Party, its officers, agents, or employees, except for willful misconduct or gross negligence.
              All rights and remedies of Secured Party hereunder are cumulative and may be exercised singly or concurrently. The exercise of any right or remedy will not be a waiver of any other;

                     (ii) The rights, titles, interests, liens and securities of Secured Party hereunder shall be cumulative of all of the securities, rights, titles, interests or liens





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              which Secured Party may now or at any time hereafter hold
              securing the payment of the Secured Indebtedness, or any part thereof;

                     (iii) Secured Party is hereby expressly authorized to apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Pledgor hereby expressly consents to any such appointment; and

                     (iv) Secured Party shall apply the proceeds of any sale or other disposition of the Collateral, and the payments received by Secured Party with respect to any of the Collateral, to the payment of the balance of the Secured Indebtedness.

       Section 9.  Miscellaneous.

              (a) Secured Party agrees that upon the final discharge of the obligations with respect to the Secured Indebtedness pursuant to the payment of cash and the conversion of the portion of the Note into shares of common stock of Debtor pursuant to the terms of the Note, this Agreement shall without further action of either party terminate and Secured Party will execute and deliver any UCC-3 termination statements necessary to terminate its security interest in the Collateral or the perfection thereof.

              (b) This Agreement is entered into and is to be governed by the laws of the State of Texas.

              (c) This Agreement is binding upon and shall inure to the benefit of Pledgor, Secured Party, Debtor, their respective heirs, executors, representatives, administrators, successors and assigns; provided, however, that Pledgor may not, without the prior written consent of Secured Party, assign any rights, powers, duties or obligations hereunder. Secured Party reserves the right to assign any or all of its rights hereunder.

              (d) Any notice of sale, disposition or other action by Secured Party required by the Code and sent to Pledgor at Pledgor's address shown above, or at such other address of Pledgor as may from time to time be shown on the records of Secured Party, at least ten (l0) days prior to such action, shall constitute reasonable notice to Pledgor. Notice shall be deemed given or sent when mailed by certified mail, return receipt requested to Pledgor's address.

              (e) No failure to exercise, and no delay in exercising, on the part of Secured Party, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right.

              (f) This Agreement shall not be amended in any way except by a written agreement signed by Secured Party, Pledgor and Debtor.





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       IN WITNESS WHEREOF, this Agreement is executed as of the Effective Date.


                                        /s/ GERALD McMILLAN
                                        ----------------------------------------
                                        GERALD McMILLAN


                                        ERGOBILT, INC.


                                        By:  /s/ GERALD SMITH
                                           -------------------------------------
                                        Name:    Gerald Smith
                                             -----------------------------------
                                        Title:   President & CEO
                                              ----------------------------------

                                        SUMMIT PARTNERS MANAGEMENT CO.


                                        /s/ DON V. INGRAM
                                        ----------------------------------------
                                        Name: Don V. Ingram, Pres.
                                              ----------------------------------


                               CONSENT OF SPOUSE

       The undersigned hereby consents to the grant by Pledgor to Secured Party of a security interest, lien and mortgage in and to the Collateral and also consents to the sale and transfer of 34,000 shares of common stock of ErgoBilt, Inc. by Pledgor to Secured Party pursuant to the terms of the Common Stock and Warrant Purchase Agreement dated the date hereof.

                                        /s/  BERIT H. McMILLAN
                                        ----------------------------------------
                                        Berit H. McMillan
                                        -------------------


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